Exhibit 99.1

News Release

5 Sarnowski Drive, Glenville, New York 12302

Subsidiary: Trustco Bank		Nasdaq -- TRST

Contact:	Robert M. Leonard
Executive Vice President
(518) 381-3693

TrustCo Bank Corp NY Announces Million Share Stock Repurchase Plan

FOR IMMEDIATE RELEASE

Glenville, New York - March 18, 2025

TrustCo Bank Corp NY (TrustCo, Nasdaq: TRST) (the “Company” or “TrustCo”) today announced that its Board of Directors has approved a stock repurchase program. Under the stock repurchase program, TrustCo may repurchase up to 1,000,000 shares of its common stock, or approximately 5% of its current outstanding shares.  The repurchase program will permit shares to be repurchased in open market or private transactions, through block trades, or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Commission.

Chairman, President, and Chief Executive Officer Robert J. McCormick said “We are very pleased to announce this bold move to strategically deploy capital.  The repurchase program announced today authorizes the acquisition of up to five percent of the Company’s outstanding shares.  We believe that this repurchase program represents a meaningful opportunity for value enhancement to the extent that our stock is undervalued relative to the strength of our business.”

Repurchases will be made at management’s discretion over the next approximately twelve months at prices management considers to be attractive and in the best interests of both TrustCo and its stockholders, subject to the availability of stock, general market conditions, the trading price of the stock, alternative uses for capital, and TrustCo’s financial performance.  Open market purchases will be conducted in accordance with applicable legal requirements.

The repurchase program may be suspended, terminated or modified at any time for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, and other factors deemed appropriate.  These factors may also affect the timing and amount of share repurchases. The repurchase program does not obligate TrustCo to purchase any particular number of shares.

About TrustCo Bank Corp NY

TrustCo Bank Corp NY is a $6.2 billion savings and loan holding company. Through its subsidiary, Trustco Bank, TrustCo operates 136 offices in New York, New Jersey, Vermont, Massachusetts, and Florida. Trustco has a more than 100-year tradition of providing high-quality services, including a wide variety of deposit and loan products. In addition, Trustco Bank’s Wealth Management Department offers a full range of investment services, retirement planning and trust and estate administration services. Trustco Bank is rated as one of the best performing savings banks in the country.

The common shares of TrustCo are traded on the Nasdaq Global Select Market under the symbol TRST.

For more information, visit www.trustcobank.com

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Forward-Looking Statements

All statements in this news release that are not historical are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future developments, results or periods. Examples of forward-looking statements include, among others, statements we make regarding our expectations relating to the newly-approved stock repurchase program. Forward-looking statements are based on management’s current expectations, as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and such forward-looking statements are subject to factors and uncertainties that could cause actual results to differ materially for TrustCo from the views, beliefs and projections expressed in such statements. Examples of these include, but are not limited to: the effects of inflationary pressures and changes in monetary and fiscal policies and laws, including increases or decreases in the Federal funds target rate by, and interest rate policies of, the Federal Reserve Board; changes in and uncertainty related to benchmark interest rates used to price loans and deposits; instability in global economic conditions and geopolitical matters; U.S. government shutdowns, credit rating downgrades, or failure to increase the debt ceiling; the risks and uncertainties under the heading “Risk Factors” in our most recent annual report on Form 10-K and, if any, in our subsequent quarterly reports on Form 10-Q or other securities filings; the other financial, operational and legal risks and uncertainties detailed from time to time in TrustCo’s cautionary statements contained in its filings with the Securities and Exchange Commission; and the effect of all of such items on our operations, liquidity and capital position, and on the financial condition of our borrowers and other customers. The forward-looking statements contained in this news release represent TrustCo management’s judgment as of the date of this news release. TrustCo disclaims, however, any intent or obligation to update forward-looking statements, either as a result of future developments, new information or otherwise, except as may be required by law.